EXHIBIT 5.1



November 21, 2003




USURF America, Inc.
6005 Delmonico Drive, Suite 140
Colorado Springs, Colorado 80919

RE:  USURF AMERICA, INC. (THE "CORPORATION")
     REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT")

Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 ACT") for the registration of 12,000,000 shares (the "SHARES") of Common Stock of the Corporation.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Articles of Incorporation, as amended, and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate.

Our opinion set forth below is limited to the applicable statutory provisions of Chapter 78, Nevada Revised Statutes as set forth in a standard unofficial compilation, including the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the laws of any county, municipality or other political subdivision or any local governmental agency or authority.

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USURF America, Inc.
November 20, 2003
Page 2


Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus included in the Registration Statement, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Kirkpatrick & Lockhart LLP

KIRKPATRICK & LOCKHART LLP